UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

STANLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3101 Wilson Boulevard, Suite 700

Arlington, VA 22201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 684-1125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On November 30, 2009, certain Stanley, Inc. (the “Company”) executive officers, as set forth in the table below, each adopted a pre-arranged individual stock trading plan intended to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (collectively, the “10b5-1 Plans”):  The following table sets forth certain information regarding the 10b5-1 Plans.

Name	Title	Maximum number of shares of common stock that may be sold		Time period during which sales may occur
Philip O. Nolan	Chairman, President and Chief Executive Officer	310,000	(1)	February 10, 2010—January 31, 2011

Eric A. Wolking	Senior Vice President	15,000		March 1, 2010—February 28, 2011

(1) Includes up to 60,000 shares to be sold pursuant to a trading plan adopted by the trustee of the Philip O. Nolan, IV Dynasty Trust.

The 10b5-1 Plans were established by the individuals during a trading window during which employees and directors may trade in Company securities.  Except as may be required by law, the Company does not undertake to report written trading plans established by Company employees, officers or directors, nor to report modifications, terminations, transactions or other activities under the 10b5-1 Plans or similar plans of any other employee, officer or director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: December 1, 2009	By:	/s/ Scott D. Chaplin
	Name:	Scott D. Chaplin
	Title:	Senior Vice President and General Counsel